                                  EXHIBIT 99.2

The following tables present certain condensed consolidated financial information for Three Rivers Bancorp, Inc., including condensed balance sheets as of September 30, 2002 and December 31, 2001 and the condensed statements of income and changes in stockholders' equity for the three months and nine months ended September 30, 2002 and 2001. The following is presented for purposes of providing additional information about Three Rivers Bancorp, Inc. and is not intended to be a presentation of in accordance with accounting principals generally accepted in the United States of America.

THREE RIVERS BANCORP, INC.

Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousand)                              September 30,    December 31,
                                                       2002            2001
--------------------------------------------------------------------------------
ASSETS
Cash and due from banks                             $    34,460     $    46,109
Investment securities available for sale                362,614         380,598
Total loans                                             587,199         565,889
   Less allowance for credit losses                      (6,882)         (7,992)
                                                    -----------     -----------
      Net loans                                         580,317         557,897

Premises and equipment                                    4,681           4,458
Goodwill and other intangibles                           12,189          12,676
Accrued interest receivable and other assets             18,522          20,862
                                                    -----------     -----------
      TOTAL ASSETS                                  $ 1,012,783     $ 1,022,600
                                                    ===========     ===========

LIABILITIES
Deposits
   Non-interest bearing deposits                    $   127,490     $   114,192

   Interest-bearing deposits                            634,097         660,061
                                                    -----------     -----------
Total deposits                                          761,587         774,253
Debt and Federal Home Loan Bank advances                150,425         156,512
Accrued interest payable
   and other liabilities                                 10,453           9,453
                                                    -----------     -----------
      TOTAL LIABILITIES                                 922,465         940,218
                                                    -----------     -----------
      TOTAL SHAREHOLDERS' EQUITY                         90,318          82,382
                                                    -----------     -----------
      TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                          $ 1,012,783     $ 1,022,600
                                                    ===========     ===========

THREE RIVERS BANCORP, INC.

Condensed Consolidated Statement of Income (Unaudited)

                                                  Three Months Ended  Nine Months Ended
                                                     September 30,       September 30,
(Dollars in thousands)                              2002      2001      2002       2001
----------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans and loans held
  for sale                                         $10,440   $11,671   $31,170   $31,864
Deposits with banks and federal funds sold              42       251       153       348
Investment securities avaliable for sale             4,690     5,790    14,951    18,162
                                                   -------   -------   -------   -------
   Total interest income                            15,172    17,712    46,274    50,374
                                                   -------   -------   -------   -------

Interest Expense
Deposits                                             5,489     7,234    16,355    20,372
Borrowed funds                                       2,449     3,380     7,329    11,064
                                                   -------   -------   -------   -------
   Total interest expense                            7,938    10,614    23,684    31,436
                                                   -------   -------   -------   -------

Net Interest Income                                  7,234     7,098    22,590    18,938
Provision for Credit Losses                            735       300       935       750
                                                   -------   -------   -------   -------
   Net interest income after
      provision for credit losses                    6,499     6,798    21,655    18,188
                                                   -------   -------   -------   -------

Non-interest Income
Service charges and fees on
   deposit accounts                                    474       506     1,382     1,499
Net securities gains                                   888        82     1,402        79
Other income                                           749       774     2,241     2,066
                                                   -------   -------   -------   -------
   Total non-interest income                         2,111     1,362     5,025     3,644
                                                   -------   -------   -------   -------

Non-interest Expense
Salaries and employee benefits                       2,808     2,650     8,476     7,590
Occupancy and equipment expense                        922       862     3,072     2,620
Amortization expense                                   206       206       618       396
Other operating expense                              3,764     1,926     7,216     5,192
                                                   -------   -------   -------   -------
   Total non-interest expense                        7,700     5,644    19,382    15,798
                                                   -------   -------   -------   -------

Income Before Income Taxes                             910     2,516     7,298     6,034
Income Taxes                                           273       579     2,104     1,139
                                                   -------   -------   -------   -------

   Net Income                                      $   637   $ 1,937   $ 5,194   $ 4,895
                                                   =======   =======   =======   =======

THREE RIVERS BANCORP, INC.

Condensed Consolidated Statement of Changes in Shareholders' Equity
(Unaudited)

                                   Three Months Ended       Nine Months Ended
                                      September 30,            September 30,
(Dollars in thousands)               2002        2001        2002         2001
--------------------------------------------------------------------------------
Balance at beginning of period     $ 89,812    $ 62,755    $ 82,382    $ 58,724

Comprehensive income
Net income                              637       1,937       5,194       4,895
Other comprehensive income              895       6,461       5,657       9,119
                                   --------    --------    --------    --------
Total comprehensive income            1,532       8,398      10,851      14,014

Common cash dividends                (1,026)     (1,021)     (3,075)     (2,623)
Treasury shares issued for
   stock option exercise                 --           8         160          25
Shares issued as result of
   Acquisition of PA Capital             --      16,300          --      16,300
                                   --------    --------    --------    --------
Balance at end of period           $ 90,318    $ 86,440    $ 90,318    $ 86,440
                                   ========    ========    ========    ========